Exhibit 13.2

CERTIFICATION

The certification set forth below is being submitted in connection with the annual report of Grupo Financiero Santander México, S.A.B. de C.V. on Form 20-F for the year ended December 31, 2014 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.  Pedro José Moreno Cantalejo, the Vice President of Administration and Finance (Principal Financial Officer) of Grupo Financiero Santander México, S.A.B. de C.V., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grupo Financiero Santander México, S.A.B. de C.V.

Date: April 30, 2015

/s/ Pedro José Moreno Cantalejo
Name: Pedro José Moreno Cantalejo
Title: Vice President of Administration and Finance (Principal Financial Officer)